Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE

by and between

TRAVELCENTERS OF AMERICA LLC

and

U.S. BANK NATIONAL ASSOCIATION

DATED AS OF

DECEMBER     , 2014

TO

THE INDENTURE

DATED AS OF

JANUARY 15, 2013

      % SENIOR NOTES DUE 2029

TRAVELCENTERS OF AMERICA LLC

      % SENIOR NOTES DUE 2029

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) made and entered into as of December     , 2014 between TRAVELCENTERS OF AMERICA LLC, a Delaware limited liability company (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”),

WITNESSETH THAT:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of January 15, 2013 (the “Indenture”), relating to the Company’s issuance, from time to time, of various series of debt securities of the Company;

WHEREAS, the Company has determined to issue a new series of debt securities known as its “      % Senior Notes due 2029”; and

WHEREAS, the Indenture provides that certain terms and conditions for each series of debt securities issued by the Company thereunder may be set forth in an indenture supplemental to the Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes (as defined herein) by the Holders (as defined herein) thereof, it is mutually agreed, for the benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1            Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Indenture. In addition, the following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 101 of the Indenture:

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York or in the city in which the Corporate Trust Office of the Trustee is located, are required or authorized to close.

“Corporate Trust Office” means the corporate trust office of the Trustee which it designates as the office at which the agreement in question will be administered (which it may change by notice from time to time), presently located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time; provided, however if the Company is required by securities laws of the United States to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Holder” has the meaning ascribed in Section 2.1(a) of this Supplemental Indenture.

“Notes” means the Company’s       % Senior Notes due 2029, issued under this Supplemental Indenture and the Indenture, as amended or supplemented from time to time.

ARTICLE 2

TERMS OF THE NOTES

Section 2.1            Pursuant to Sections 201 and 301 of the Indenture, the Notes shall have the following terms, conditions and form:

(a)           Title; Aggregate Principal Amount; Form of Notes. There is hereby authorized and established a new series of Securities under the Indenture designated as the Company’s “      % Senior Notes due 2029.” The Notes shall bear a CUSIP number of        and an ISIN number of       . The Notes will be initially limited to an aggregate principal amount of $      , plus up to an additional $       aggregate principal amount of Notes issuable pursuant to an option granted by the Company to the underwriters of the Notes solely to cover overallotments, if any, subject to the right of the Company to reopen such series for issuances of additional securities of such series and except as provided in this Section or in Section 306 of the Indenture. The Notes (together with the Trustee’s certificate of authentication) shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and made a part of this Supplemental Indenture.

The Notes will be initially issued in the form of one or more registered global securities without coupons (“Global Notes”) that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of DTC’s nominee, Cede & Co. DTC shall be the initial Depositary with respect to the Notes. Except under the circumstance described below, the Notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the definitive Notes represented thereby, a Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner (“Holder”) of the Notes represented by such Global Note for all purposes under the Indenture or this Supplemental Indenture. Except as described below, owners of beneficial interest in Notes evidenced by a Global Note will not be entitled to have any of the definitive Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of any such Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture or this Supplemental Indenture.

If DTC is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days, the Company will issue definitive Notes in exchange for the Global Note or Global Notes representing such Notes. In addition, the Company may at any time and in its sole discretion, subject to certain limitations set forth in the Indenture, determine not to have any of such Notes represented by one or more Global Notes and, in such event, will issue definitive Notes in exchange for the Global Note or Global Notes representing the Notes. Definitive Notes so issued will be issued in denominations of $25.00 and integral multiples thereof.

(b)           Voting at Meetings.  The first sentence of Section 1405(3) of the Indenture shall not apply to the Notes. At any meeting of Holders of Notes, each Holder of a Note shall be entitled to one vote for each $25.00 principal amount of Notes that are Outstanding Securities represented at the meeting; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.

(c)           Further Issues of Series. The Company may from time to time, without the consent of the Holders of the Notes, issue additional notes of such series.  Any such additional notes will have the same ranking, interest rate, maturity date and other terms as the Notes.  Any such additional notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture.

(d)           Interest and Interest Rate. The Notes will bear interest at a rate of       % per annum. The date from which interest shall accrue shall be December     , 2014 (or, in the case of Notes issued upon any reopening of this series of Notes, from the date designated by the Company in connection with such reopening) or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or if later, in the case of Notes issued upon any reopening of this series of Notes, from the date designated by the Company in connection with such reopening), payable quarterly in arrears on each of February 28, May 31, August 31 and November 30 of each year, beginning on February 28, 2015 (each of which shall be an “Interest Payment Date”); provided that if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of such delayed payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Persons in whose names the Notes are registered in the Security Register at the close of business on the February 14, May 15, August 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each of which shall be the “Regular Record Date” for the immediately following Interest Payment Date). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of such interest on the Notes will be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(e)           Principal Repayment; Currency. The Stated Maturity of the principal of the Notes is December 15, 2029; provided, however, the Notes may be earlier redeemed at the option of the Company as provided in paragraph (f) below. The principal of each Note payable on its Maturity shall be paid against presentation and surrender thereof at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts. The Company will not pay Additional Amounts (as contemplated by Section 1009 of the Indenture) on the Notes.

(f)            Redemption at the Option of the Company. The Notes will be subject to redemption at any time on or after December 15, 2017 at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice to each Holder of Notes to be redeemed at its address appearing in the Security Register, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued but unpaid interest, if any, to, but not including, the applicable Redemption Date. There shall be no minimum amount applicable to any partial redemption.

(g)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by first class, postage pre-paid mail or delivered by overnight or local courier. Notices to the Company shall be directed to it at TravelCenters of America LLC, 24601 Center Ridge Road, Westlake, Ohio 44145, Attention: Chief Financial Officer; notices to the Trustee shall be directed to it at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, Re: TravelCenters of America LLC       % Senior Notes due 2029; or as to either party, at such other address as shall be designated by such party in a written notice to the other party.

(h)           Global Note Legend. Each Global Note shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(i)            Applicability of Discharge, Defeasance and Covenant Defeasance Provisions. The Discharge, Defeasance and Covenant Defeasance provisions in Article XIII of the Indenture will apply to the Notes.

(j)            Other terms.  Clause (3) of Section 801 of the Indenture shall not apply to the Notes. The Company shall not be required to make sinking fund or redemption payments with respect to the Notes. Holders of Notes do not have the option to have the Notes repaid prior to December 15, 2017.

ARTICLE 3

ORIGINAL ISSUE OF NOTES

Section 3.1            The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication and delivery, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE 4

ADDITIONAL COVENANTS

Section 4.1            In addition to the covenants of the Company set forth in Article X of the Indenture, solely for the benefit of the Holders of the Notes:

(a)           Provision of Financial Information.  If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company agrees that it will continue to prepare the financial statements and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” substantially similar to that which would have been required to be included in an annual report on Form 10-K and a quarterly report on Form 10-Q if the Company had been subject to such Exchange Act reporting requirements (with all such financial statements prepared in accordance with Regulation S-X (or any successor regulation) promulgated by the Commission and all such annual financial statements including a report thereon from the Company’s certified independent accountants) and post copies thereof to the Company’s website for public availability within fifteen (15) days after the time periods that would have been applicable to filing such reports with the Commission in the rules and regulations applicable to such reports if the Company had been required to file those reports with the Commission; provided, however, that if the Company is no longer subject to the periodic reporting requirements of the Exchange Act, it will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K (or any successor regulation) promulgated by the Commission, or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein (or any successor regulation) or any similar requirement under any other regulation.

ARTICLE 5

ADDITIONAL SUPPLEMENTAL INDENTURES

Section 5.1            In addition to the provisions of Section 901 of the Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the purpose of modifying or amending the Indenture, this Supplemental Indenture and the Notes (1) to conform the Indenture, this Supplemental Indenture and the Notes to the description of the Notes contained in the Prospectus of the Company dated December     , 2014, as filed with the Commission; (2) to comply with the rules of any applicable depositary; or (3) to add to or change or eliminate any provision of the Indenture, this Supplemental Indenture and the Notes as shall be desirable in accordance with amendments to the Trust Indenture Act.  Upon the execution of any supplemental indenture under this Section, the Indenture, this Supplemental Indenture and the Notes shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes and considered a supplemental indenture authorized and executed under Article IX of the Indenture; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 6

EFFECTIVENESS

Section 6.1            This Supplemental Indenture shall be effective for all purposes as of the date this Supplemental Indenture has been executed and delivered by the Company and the Trustee in accordance with Article IX of the Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed as being in full force and effect, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes and do not apply with respect to any other Securities.

ARTICLE 7

MISCELLANEOUS

Section 7.1            In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

Section 7.2            To the extent that any terms of this Supplemental Indenture or the Notes are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture or the Notes shall govern and supersede such inconsistent terms.

Section 7.3            The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7.4            This Supplemental Indenture and each Global Note shall be governed by and construed in accordance with the laws of The State of New York.

Section 7.5            This Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be executed as an instrument under seal in their respective corporate names as of the date first above written.

TRAVELCENTERS OF AMERICA LLC

By:

Name: Andrew J. Rebholz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name: David W. Doucette
Title: Authorized Signatory

Exhibit A

FORM OF NOTE

[Form of Face of Note]

[If a global note, insert - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	$ As revised by the increases or decreases in this amount endorsed hereon by the Trustee in accordance with Indenture pursuant to a Company Order

   % Senior Note due 2029

CUSIP No.

TravelCenters of America LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of Dollars ($        ), as revised by the increases or decreases in this amount endorsed hereon by the Trustee in accordance with the Indenture pursuant to a Company Order, on December 15, 2017 and to pay interest thereon from December    , 2014 (or, in the case of Securities issued upon any reopening of this series of Securities, from the date designated by the Company in connection with such reopening) or from the most recent Interest Payment Date to which interest has been paid or duly provided for (or if later, in the case of Securities issued upon any reopening of this series of Securities, from the date designated by the Company in connection with such reopening), quarterly in arrears on February 28, May 31, August 31 and November 30 in each year, beginning on February 28, 2015 at the rate of     % per annum, until the principal hereof is paid or made available for payment.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December    , 2014 (or, in the case of Securities issued upon any reopening of this series of Securities, from the date designated by the Company in connection with such reopening).  If an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of such delayed payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 14, May 15, August 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.

Payment of such interest on the Notes will be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

TRAVELCENTERS OF AMERICA LLC

By:
Name:
Title:

Attest:

[AFFIX SEAL]	TRAVELCENTERS OF AMERICA LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

[Form of Reverse Side of Security]

   % Senior Note due 2029

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 15, 2013, as supplemented by a Second Supplemental Indenture dated December     , 2014 (as so supplemented, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture.  The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities.  The Securities are unsecured general obligations of the Company initially limited to $    in aggregate principal amount, plus up to an additional $    in aggregate principal amount issuable by the Company in connection with an option granted to the underwriters of the Security solely to cover overallotments, if any, except as otherwise provided in the Indenture.

The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time on or after December 15, 2017, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest, if any, to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.  Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date interest shall cease to accrue on Notes called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Company shall not be required to make sinking fund or redemption payments with respect to the Securities.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

Holders of Securities do not have the option to have the Securities repaid prior to December 15, 2029.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Person in whose name this Security is registered on the Security Register as its absolute owner for all purposes.

The Indenture and this Global Note shall be governed by and construed in accordance with the law of the State of New York.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and/or ISIN numbers to be assigned to the Securities, printed on this Global Note and has directed the Trustee to use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on this Global Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE COMPANY’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED JANUARY 31, 2007, AS AMENDED, AS FILED WITH THE COMMISSION, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST (“HPT”), OR, AS APPLICABLE, OF THE COMPANY, SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT, OR, AS APPLICABLE, AGAINST THE COMPANY. ALL PERSONS DEALING WITH HPT OR, AS APPLICABLE, THE COMPANY IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HPT OR, AS APPLICABLE, THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.